Exhibit 3.30

BY-LAWS

OF

THE EDWIN COOPER CORPORATION

ARTICLE I.

Stockholder’s Meetings

Section 1. Places of Meetings. All meetings of the stockholders shall be held at the registered office of the Corporation in Richmond, Virginia, unless some other place is stated in the notice.

Section 2. Annual Meetings. The annual meeting of the stockholders shall be held in each year on a date prior to April 30.

Section 3. Special Meetings. A special meeting of the stockholders shall be held whenever called by the Chairman of the Board, the President, the Board of Directors or the holders of not less than one-tenth of all the shares entitled to vote at such meeting. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 4. Notice of Meetings. Written notice, stating the place, day and hour and the purpose or purposes for which the meeting is called, shall be given not less than 10 or more than 50 days before the date of the meeting (except as a different time is specified herein or by law), either personally or by mail, to each stockholder of record having voting power in respect of the business to be transacted thereat, at his or her address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the stockholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present.

Section 5. Quorum. Any number of stockholders together holding at least a majority of the outstanding shares of capital stock entitled to vote in respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the stockholders present or represented by proxy without notice other than by announcement at the meeting until a quorum shall attend.

Section 6. Voting. At any meeting of the stockholders each stockholder of a class entitled to vote on the matters coming before the meeting shall have one vote, in person or by proxy, for each share of capital stock standing in his or her name on the books of the Corporation at the time of such meeting or on any date fixed by the Board of Directors not exceeding fifty (50) days prior to the meeting.

ARTICLE II.

Directors

Section 1. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors, and except as otherwise expressly provided by law or by the Articles of Incorporation, or by these By-laws, all of the powers of the Corporation shall be vested in such Board.

Section 2. Number of Directors. The Board of Directors shall be three (3) in number or such other number, not less than three (3), as may from time to time be fixed by the Board of Directors.

Section 3. Election of Directors.

(a) Directors shall be elected at the annual meeting of stockholders.

(b) Directors shall hold their offices until their successors are elected. Any director may be removed from office by a majority vote at any meeting of stockholders entitled to vote at an election of directors.

(c) Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase by not more than two (2) in the number of directors, may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors.

(d) A majority of the number of directors fixed by these By-laws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4. Meetings of Directors. Meetings of the Board of Directors shall be held at places within or without the State of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, and the Secretary or officer performing the Secretary’s duties shall give not less than twenty four (24) hours’ notice by letter, telegraph or telephone of all meetings of the directors, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present or if those not present waive notice in writing either before or after the meeting.

Section 5. Actions Without Meeting. Any action required by law to be taken at a meeting of the Board of Directors and any action that may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the Directors before such action. Such consent shall have the same force and effect as a unanimous vote.

ARTICLE III.

Executive and Other Committees

Section 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these By-laws, may designate two or more Directors to constitute an Executive Committee, which, unless otherwise provided in the resolution, shall have and may exercise all of the authority of the Board of Directors except to declare dividends or to approve an amendment of the Articles of Incorporation, a plan of merger or consolidation, a plan of exchange under which the corporation would be acquired, the sale, lease or exchange, or the mortgage or pledge for a consideration other than money, of all, or substantially all, the property and assets of the corporation otherwise than in the usual and regular course of its business, the voluntary dissolution of the corporation, or revocation of voluntary dissolution proceedings.

Section 2. Other Committees. Other committees with limited authority may be designated by a resolution adopted by a majority of the Directors present at a meeting at which a quorum is present.

Section 3. Actions Without Meeting. Any action which may be taken at a meeting of a committee may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the members of the committee before such action. Such consent shall have the same force and effect as a unanimous vote.

ARTICLE IV.

Officers

Section 1. Election. The officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents (any one or more of whom may be designated as

Executive Vice Presidents or Senior Vice Presidents), a Secretary and a Treasurer. In addition, such other officers as are provided for in Section 3 of this Article may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors or until their successors are elected. The Chairman of the Board and the President, shall be chosen from among the directors. Any two officers may be combined in the same person as the Board of Directors may determine, except that the President and Secretary may not be the same person.

Section 2. Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time by a resolution passed at any meeting by affirmative vote of a majority of the number of directors fixed by these By-laws. Vacancies may be filled at any meeting of the Board of Directors.

Section 3. Other Officers. Other officers may from time to time be elected by the Board, including one or more Assistant Secretaries and Assistant Treasurers.

Section 4. Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

ARTICLE V.

Capital Stock

Section 1. Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law.

Section 2. Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

Section 3. Transfer of Stock. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

Section 4. Closing of Transfer Books and Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty (50) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

ARTICLE VI.

Miscellaneous Provisions

Section 1. Seal. The seal of the Corporation shall consist of a flat-face circular die, of which there may be any number of counterparts, with the name of the Corporation cut or engraved thereon.

Section 2. Fiscal Year. The fiscal year of the Corporation shall end on December 31st in each year, and shall consist of such accounting periods as may be recommended by the Treasurer and approved by the Executive Committee.

Section 3. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar a record of its stockholders, giving the names and addresses of all stockholders, and the number, class and series of the shares being held. The Board of Directors shall, subject to the laws of the State of Virginia, have power to determine from time to time whether and to what extent and under what conditions and limitations the accounts, records and books of the Corporation, or any of them, shall be open to the inspection of the stockholders.

Section 4. Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

Section 5. Amendment of By-Laws. These By-laws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of directors fixed by these By-laws. The stockholders entitled to vote in respect of the election of directors, however, shall have the power to rescind, alter, amend or repeal any By-laws and to enact By-laws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

Section 6. Indemnification.

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (including as action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other entity against judgments, fines, amounts paid in settlement, and expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. No termination of any action, suit or proceedings by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall of itself create a presumption that the person did not act in good faith or did not act in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, no such termination shall create a presumption that the person had reasonable cause to believe that his conduct was unlawful.

(b) In addition, the Corporation shall indemnify any person referred to in subsection (a) of this Section who was or is a party or is threatened to be made a party to any action, suit or proceeding referred to in subsection (a) of this Section against all judgments, fines, amounts paid in settlement and expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with any such action, suit or proceeding where indemnification is not authorized by the provisions of subsection (a) of this Section so long as (i) such person shall not have been finally adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the Corporation, or (ii) in the case of such adjudication the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification.

(c) Any indemnification under subsections (a) or (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of any such person is proper in the circumstances because he has met the applicable standard of conduct set forth in such subsections (a) or (b). Such determination shall be made (i) by the Corporation’s Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding; or (ii) if such a quorum is not obtainable, or even if obtainable, a majority of disinterested Directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders. If the determination is to be made by the Directors, they may rely, as to all questions of law, on the advice of independent counsel.

(d) Expenses (including attorneys’ fees) incurred in defending an action, suit or proceedings, whether civil, criminal, administrative, arbitrative or investigative, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection (c) of this Section, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section.

(e) The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in subsections (a) and (b) of this Section who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that he is or was an employee, agent or consultant of the Corporation, or is or was serving at the request of the Corporation as an employee, agent or consultant of another corporation, partnership, joint venture, trust or other entity, to the same extent as if such person were specified as one to whom indemnification is granted in subsections (a) or (b) of this Section. The provisions of subsections (c) and (d) of this Section shall be applicable to any indemnification provided hereafter pursuant to this subsection (e).

(f) The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Section and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee, agent or consultant of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or consultant of another corporation, partnership, joint venture, trust or other entity, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

(g) Every reference herein to director, officer, employee, agent or consultant shall include former directors, officers, employees, agents and consultants and their respective heirs, executors and administrators. The indemnification hereby provided (and provided hereafter pursuant to the power hereby conferred on the Board of Directors) shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Section.